Exhibit 99.2

CSX Announces Second Quarter Results

Second Quarter Highlights:

• Earnings per share at 78 cents; 72 cents from continuing operations

• Productivity and cost cutting efforts continue

• Operating income at $582 million and operating ratio at 73.4%

• Safety levels strong, contributing to favorable casualty reserve adjustment

JACKSONVILLE, Fla., (July 13, 2009) – CSX Corporation [NYSE: CSX] today announced second quarter earnings of $308 million, or 78 cents a share, versus $385 million, or 93 cents a share, last year. Excluding the impact of discontinued operations related to The Greenbrier resort, earnings per share from continuing operations declined 24 percent from 95 cents to 72 cents.

Second quarter revenues of $2.2 billion were down 25 percent from the prior year, primarily due to a 21 percent decline in volume and lower fuel surcharge recovery. Volumes continued to decline across the board, although the rate of decline in the coal market accelerated in the second quarter.

“While the economy continues to significantly impact our business, there are some signs that we may be seeing the bottom in many markets,” said Michael Ward, president, chairman and CEO.  “Even in this difficult business environment, we are still strengthening our operations, optimizing our resources and making the right investments to prepare our network for the future.”

CSX continued to improve its safety performance, contributing to a further reduction in its casualty reserves of $70 million compared to last year. Combined with the company’s cost management efforts and increased network efficiency, operating expenses declined 27%, allowing the company to produce operating income of $582 million and an operating ratio of 73.4 percent for the quarter.

“By improving safety, reducing costs and increasing productivity we lessened the impact of the struggling global economy on our business,” said Tony Ingram, executive vice president and chief operating officer. “We remained aggressive in right-sizing our train network while still providing reliable service for our customers.”

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
	read in conjunction with the	Jacksonville, FL	INVESTOR RELATIONS
Consolidated Financial Statements........p. 3	Company’s most recent	32202	David Baggs
Operating Income Detail..........................p. 7	Annual Report on Form 10-K,	http://www.csx.com	(904) 359-4812
Rail Operating Statistics..........................p. 11	Quarterly Reports on Form		MEDIA
Network Map............................................p. 12	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K.		(877) 835-5279

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on July 14, 2009 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

##

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended			Six Months Ended
	Jun. 26,	Jun. 27,		Jun. 26,	Jun. 27,
	2009	2008	$ Change	2009	2008	$ Change
Revenue	$2,185	$2,907	$(722)	$4,432	$5,620	$(1,188)
Expense
Labor and Fringe	654	733	79	1,316	1,478	162
Materials, Supplies and Other	368	513	145	845	1,018	173
Fuel	185	537	352	376	978	602
Depreciation	229	227	(2)	453	449	(4)
Equipment and Other Rents	98	112	14	211	223	12
Inland Transportation	69	68	(1)	127	131	4
Total Expense	1,603	2,190	587	3,328	4,277	949

Operating Income	582	717	(135)	1,104	1,343	(239)

Interest Expense	(139)	(133)	(6)	(280)	(252)	(28)
Other Income - Net	10	17	(7)	13	89	(76)
Earnings From Continuing Operations
Before Income Taxes	453	601	(148)	837	1,180	(343)

Income Tax Expense (a)	(168)	(209)	41	(298)	(426)	128
Earnings from Continuing Operations	285	392	(107)	539	754	(215)

Discontinued Operations (b)	23	(7)	30	15	(18)	33
Net Earnings	$308	$385	$(77)	$554	$736	$(182)

Per Common Share
Net Earnings Per Share, Assuming Dilution
Continuing Operations	$0.72	$0.95	$(0.23)	$1.36	$1.82	$(0.46)
Discontinued Operations	0.06	(0.02)	0.08	0.04	(0.04)	0.08
Net Earnings	$0.78	$0.93	$(0.15)	$1.40	$1.78	$(0.38)

Average Shares Outstanding,
Assuming Dilution (Thousands)	395,370	415,112		394,735	415,161

Cash Dividends Paid Per Common Share	$0.22	$0.18		$0.44	$0.33

CSX Corporation
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
	(Unaudited)
	Jun. 26,	Dec. 26,
	2009	2008
ASSETS

Current Assets
Cash and Cash Equivalents	$1,108	$669
Short-term Investments	70	76
Accounts Receivable - Net	885	1,107
Materials and Supplies	254	217
Deferred Income Taxes	159	203
Other Current Assets	160	119
Total Current Assets	2,636	2,391

Properties	30,584	30,208
Accumulated Depreciation	(7,697)	(7,520)
Properties - Net	22,887	22,688

Investment in Conrail	622	609
Affiliates and Other Companies	405	406
Other Long-term Assets	185	194
Total Assets	$26,735	$26,288

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$904	$973
Labor and Fringe Benefits Payable	349	465
Casualty, Environmental and Other Reserves	181	236
Current Maturities of Long-term Debt	318	319
Income and Other Taxes Payable	110	125
Other Current Liabilities	99	286
Total Current Liabilities	1,961	2,404

Casualty, Environmental and Other Reserves	579	643
Long-term Debt	7,933	7,512
Deferred Income Taxes	6,417	6,235
Other Long-term Liabilities	1,389	1,426
Total Liabilities	18,279	18,220

Common Stock, $1 Par Value	392	391
Other Capital	29	-
Retained Earnings	8,757	8,398
Accumulated Other Comprehensive Loss	(735)	(741)
Noncontrolling Minority Interest	13	20
Total Shareholders' Equity	8,456	8,068
Total Liabilities and Shareholders' Equity	$26,735	$26,288

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in Millions)

	Six Months Ended
	Jun. 26,	Jun. 27,
	2009	2008
OPERATING ACTIVITIES
Net Earnings	$554	$736
Adjustments to Reconcile Net Earnings to Net Cash Provided
by Operating Activities:
Depreciation	454	456
Deferred Income Taxes	212	201
Other Operating Activities	(172)	(30)
Changes in Operating Assets and Liabilities:
Accounts Receivable	202	(44)
Other Current Assets	(83)	(16)
Accounts Payable	(56)	35
Income and Other Taxes Payable	(13)	9
Other Current Liabilities	(117)	(4)
Net Cash Provided by Operating Activities	981	1,343

INVESTING ACTIVITIES
Property Additions	(667)	(912)
Purchases of Short-term Investments	-	(25)
Proceeds from Sales of Short-term Investments	-	280
Other Investing Activities	49	(1)
Net Cash Used in Investing Activities	(618)	(658)

FINANCING ACTIVITIES
Long-term Debt Issued	500	1,000
Long-term Debt Repaid	(83)	(176)
Dividends Paid	(176)	(134)
Stock Options Exercised	12	65
Shares Repurchased	-	(453)
Other Financing Activities	(177)	43
Net Cash Provided by Financing Activities	76	345

Net Increase in Cash and Cash Equivalents	439	1,030

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	669	368
Cash and Cash Equivalents at End of Period	$1,108	$1,398

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(a) Income Tax Expense: In the second quarter of 2008, CSX recognized a tax benefit of $18 million, or $0.04 per share, principally related to the settlement of federal income tax audits and certain other tax matters.

(b) Discontinued Operations: In May 2009, CSX sold the Company’s resort, The Greenbrier, and recognized a gain of $25 million after tax (also included in the second quarter amount is $2 million of losses from operations). Previously, all amounts associated with the operations of The Greenbrier were included in Other Income.  Because of the sale, The Greenbrier’s results of operations and the second quarter 2009 gain will be reported as Discontinued Operations in the Company’s Consolidated Income Statements.  All prior periods have been reclassified to reflect this change.

OTHER INCOME - NET (Unaudited)
(Dollars in Millions)

	Quarters Ended			Six Months Ended
	Jun. 26,	Jun. 27,		Jun. 26,	Jun. 27,
	2009	2008	$ Change	2009	2008	$ Change
Interest Income (a)	$3	$13	$(10)	$7	$21	$(14)
Income from Real Estate Operations (b)	6	3	3	7	33	(26)
Miscellaneous (c)	1	1	-	(1)	35	(36)
Total Other Income - Net	$10	$17	$(7)	$13	$89	$(76)

Note: In May 2009, CSX sold the stock of The Greenbrier Hotel Corporation, owner of The Greenbrier resort. The results of The Greenbrier’s operations are presented in discontinued operations on the consolidated income statements and all prior periods have been reclassified.

(a)	Interest income fluctuates as a result of interest rates and balances that earn interest based on CSX’s cash, cash equivalents and short-term investments.

(b)
Income from real estate includes the results of operations of the Company’s non-operating real estate sales, leasing, acquisition and management and development activities.  Income may fluctuate as a function of timing of real estate sales.

(c)
Miscellaneous income includes a number of items which can be income or expense.  Examples of these items are equity earnings and/or losses, noncontrolling minority interest expense, investment gains and losses and other non-operating activities.  In first quarter 2008, CSX recorded additional income of $30 million for an adjustment to correct equity earnings from a non-consolidated subsidiary.

CSX Corporation
RESULTS OF OPERATIONS (Unaudited)
(Dollars in Millions)

Quarters Ended June 26, 2009 and June 27, 2008

					CSX
	Rail (a)		Intermodal		Consolidated
	2009	2008	2009	2008	2009	2008	$ Change	% Change
Revenue	$1,894	$2,522	$291	$385	$2,185	$2,907	$(722)	(25)%
Expense
Labor and Fringe	638	714	16	19	654	733	79	11
Materials, Supplies and Other	324	462	44	51	368	513	145	28
Fuel	184	536	1	1	185	537	352	66
Depreciation	222	220	7	7	229	227	(2)	(1)
Equipment and Other Rents	74	86	24	26	98	112	14	13
Inland Transportation	(94)	(137)	163	205	69	68	(1)	(1)
Total Expense	1,348	1,881	255	309	1,603	2,190	587	27
Operating Income	$546	$641	$36	$76	$582	$717	$(135)	(19)%

Operating Ratio	71.2%	74.6%	87.6%	80.3%	73.4%	75.3%

Six Months Ended June 26, 2009 and June 27, 2008

					CSX
	Rail (a)		Intermodal		Consolidated
	2009	2008	2009	2008	2009	2008	$ Change	% Change
Revenue	$3,871	$4,887	$561	$733	$4,432	$5,620	$(1,188)	(21)%
Expense
Labor and Fringe	1,282	1,440	34	38	1,316	1,478	162	11
Materials, Supplies and Other	756	918	89	100	845	1,018	173	17
Fuel	374	975	2	3	376	978	602	62
Depreciation	440	437	13	12	453	449	(4)	(1)
Equipment and Other Rents	162	170	49	53	211	223	12	5
Inland Transportation	(187)	(259)	314	390	127	131	4	3
Total Expense	2,827	3,681	501	596	3,328	4,277	949	22
Operating Income	$1,044	$1,206	$60	$137	$1,104	$1,343	$(239)	(18)%

Operating Ratio	73.0%	75.3%	89.3%	81.3%	75.1%	76.1%

(a)
  In addition to CSX Transportation, Inc., the Rail segment includes non-railroad subsidiaries such as Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended June 26, 2009 and June 27, 2008

	Volume			Revenue			Revenue Per Unit
	2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Chemicals	105	131	(20)%	$308	$381	(19)%	$2,933	$2,908	1%
Emerging Markets	106	133	(20)	147	191	(23)	1,387	1,436	(3)
Forest Products	64	90	(29)	133	205	(35)	2,078	2,278	(9)
Agricultural Products	106	108	(2)	233	246	(5)	2,198	2,278	(4)
Metals	45	96	(53)	87	211	(59)	1,933	2,198	(12)
Phosphates and Fertilizers	74	90	(18)	94	128	(27)	1,270	1,422	(11)
Food and Consumer	25	28	(11)	59	70	(16)	2,360	2,500	(6)
Total Merchandise	525	676	(22)	1,061	1,432	(26)	2,021	2,118	(5)

Coal	361	450	(20)	639	777	(18)	1,770	1,727	2
Coke and Iron Ore	14	27	(48)	23	47	(51)	1,643	1,741	(6)
Total Coal	375	477	(21)	662	824	(20)	1,765	1,727	2

Automotive	54	92	(41)	113	205	(45)	2,093	2,228	(6)

Other	-	-	-	58	61	(5)	-	-	-
Total Rail	954	1,245	(23)	1,894	2,522	(25)	1,985	2,026	(2)

International	183	262	(30)	81	137	(41)	443	523	(15)
Domestic	274	268	2	204	242	(16)	745	903	(17)
Other	-	-	-	6	6	-	-	-	-
Total Intermodal	457	530	(14)	291	385	(24)	637	726	(12)

Total	1,411	1,775	(21)%	$2,185	$2,907	(25)%	$1,549	$1,638	(5)%

Six Months Ended June 26, 2009 and June 27, 2008

	Volume			Revenue			Revenue Per Unit
	2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Chemicals	210	260	(19)%	$616	$743	(17)%	$2,933	$2,858	3%
Emerging Markets	197	248	(21)	281	352	(20)	1,426	1,419	-
Forest Products	129	177	(27)	273	397	(31)	2,116	2,243	(6)
Agricultural Products	215	217	(1)	482	481	-	2,242	2,217	1
Metals	93	188	(51)	184	408	(55)	1,978	2,170	(9)
Phosphates and Fertilizers	134	181	(26)	181	258	(30)	1,351	1,425	(5)
Food and Consumer	50	55	(9)	119	135	(12)	2,380	2,455	(3)
Total Merchandise	1,028	1,326	(22)	2,136	2,774	(23)	2,078	2,092	(1)

Coal	776	890	(13)	1,352	1,497	(10)	1,742	1,682	4
Coke and Iron Ore	30	50	(40)	54	89	(39)	1,800	1,780	1
Total Coal	806	940	(14)	1,406	1,586	(11)	1,744	1,687	3

Automotive	99	188	(47)	208	407	(49)	2,101	2,165	(3)

Other	-	-	-	121	120	1	-	-	-
Total Rail	1,933	2,454	(21)	3,871	4,887	(21)	2,003	1,991	1

International	369	515	(28)	164	260	(37)	444	505	(12)
Domestic	528	523	1	388	460	(16)	735	880	(16)
Other	-	-	-	9	13	(31)	-	-	-
Total Intermodal	897	1,038	(14)	561	733	(23)	625	706	(11)

Total	2,830	3,492	(19)%	$4,432	$5,620	(21)%	$1,566	$1,609	(3)%

Certain data within Merchandise categories have been reclassified to conform to the current year presentation.

CSX Corporation

REVENUE

CSX experienced significant year-over-year volume and revenue declines caused by the broad-based weakness in the economy. The greatest impacts were felt in coal, automotive, construction and consumer-related markets.  Lower fuel recovery associated with the sharp decline in fuel prices more than offset the Company’s ongoing yield management initiatives.

Rail

Merchandise

Chemicals – Continued weakness in the housing, automotive and consumer goods markets has significantly reduced demand for chemical products related to those markets.

Emerging Markets – Aggregates (which include crushed stone, sand and gravel) volume declined due to continued softness in residential construction.

Forest Products – A weak housing market has driven the continued decline in lumber and building products. Paper volume continued to be soft due to electronic media substitution and less packaging being used as a result of lower consumer spending.

Agricultural Products – Volume was down slightly as the continuing growth in ethanol was more than offset by lower consumption of poultry and fewer east coast grain exports due to a stronger global supply.

Metals – Volume declines were driven by weak global and domestic steel demand in the automotive and construction industries. This weak demand caused steel producers to continue idling capacity in an attempt to balance supply with demand.

Phosphates and Fertilizers – Phosphate production was down due to weak international and domestic demand.  Additionally, farmers are continuing to cut back on levels of phosphate and potash application in reaction to lower commodity prices.

Food and Consumer – Weakness in residential construction caused reduced shipments of appliances and other consumer goods.  Yet, basic needs markets such as food products were less severely impacted by the current economic conditions.

Coal

Volume declines were driven by a weaker export market and lower demand from electric utilities.  The export market decline is a result of both lower steel production in Europe reducing the need for metallurgical coal (coal used to produce steel), and cheaper alternative global sources for European utilities.  The demand for domestic electrical generation from coal was down because of low natural gas prices and lower industrial production.

Automotive

Revenue and volume were down as lower consumer demands, inventory corrections, and bankruptcy filings within the auto industry reduced new car production.

Intermodal

International – Volume continues to be down significantly on weak imports and exports due to the global economic recession. Revenue-per-unit was lower on significantly decreased fuel recovery, partially offset by long-term contract price increases.

Domestic – Volume was up slightly as truckload conversion and expanded service offerings helped offset the decline in other segments of the domestic market.  Revenue-per-unit was lower on decreased fuel recovery and a competitive truck pricing environment.

CSX Corporation

EXPENSE

Expenses decreased $587 million from last year’s quarter.  Significant variances are described below.

Labor and Fringe expense decreased $79 million. This decrease was primarily driven by labor productivity initiatives, such as employee furloughs and reduced crew overtime, and lower incentive compensation.  These decreases were partially offset by inflation.

Materials, Supplies and Other expense decreased $145 million due to several items including a year over year change in casualty reserves of $70 million. Casualty reserves are reviewed by management and an outside party twice a year. As safety trends have continued to improve, benefits were taken in both years’ second quarters - $85 million in 2009 and $15 million in the prior year quarter.  These benefits were a result of the continuing downward trend in the number and the severity of injuries.  Additionally, there were volume-related expense decreases, prior year proxy-related items (not repeated in the current year) and other items.

Fuel expense decreased $352 million due to lower fuel prices and lower volume.

____________________________________________________________________________________________________________________________________________

EMPLOYEE COUNTS (Estimated)

				2009				2008
	Apr	May	Jun	Q2	Apr	May	Jun	Q2	Average
	2009	2009	2009	Average	2008	2008	2008	Average	Change
Rail	28,755	28,149	28,134	28,346	31,432	31,626	31,470	31,509	(3,163)
Intermodal	935	922	917	925	970	960	953	961	(36)
Technology, Corporate, and Other	611	610	600	607	610	613	612	612	(5)
Total	30,301	29,681	29,651	29,878	33,012	33,199	33,035	33,082	(3,204)

          NOTE: Employee counts for The Greenbrier are no longer included due to the sale.

FUEL STATISTICS

	Quarters Ended			Six Months Ended
	Jun. 26,	Jun. 27,		Jun. 26,	Jun. 27,
	2009	2008	Change	2009	2008	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	106.3	137.6	31.3	225.9	281.2	55.3
Price Per Gallon (Dollars)	$1.56	$3.62	$2.06	$1.47	$3.21	$1.74
Total Locomotive Fuel Expense (Dollars in millions)	$166	$498	$332	$332	$903	$571
Total Non-Locomotive Fuel Expense (Dollars in millions)	19	39	20	44	75	31
Total Fuel Expense (Dollars in millions)	$185	$537	$352	$376	$978	$602

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

	Quarters Ended			Six Months Ended
	Jun. 26,	Jun. 27,	Improvement	Jun. 26,	Jun. 27,	Improvement
Coal (Millions of Tons)	2009	2008	(Decline) %	2009	2008	(Decline) %
Domestic
Utility	32.6	36.5	(11)%	69.6	73.2	(5)%
Other	3.0	4.6	(35)	5.7	8.5	(33)
Total Domestic	35.6	41.1	(13)	75.3	81.7	(8)
Export	4.8	8.4	(43)	10.9	16.0	(32)
Total Coal	40.4	49.5	(18)	86.2	97.7	(12)
Coke and Iron Ore	1.3	2.3	(43)	2.5	4.2	(40)
Total Coal, Coke and Iron Ore	41.7	51.8	(19)	88.7	101.9	(13)

Revenue Ton-Miles (Billions)
Merchandise	28.2	34.9	(19)	56.0	69.2	(19)
Coal	18.5	22.9	(19)	39.0	45.0	(13)
Automotive	1.0	1.5	(33)	1.8	3.2	(44)
Intermodal	4.3	4.9	(12)	8.3	9.5	(13)
Total	52.0	64.2	(19)	105.1	126.9	(17)

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	94.3	116.2	(19)	190.1	229.8	(17)
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injuries Frequency Index	1.22	1.30	6	1.26	1.19	(6)
Number of FRA-reportable injuries per 200,000 man-hours
FRA Train Accident Rate	2.22	2.63	16	2.60	2.83	8
Number of FRA-reportable train accidents per million train miles

On-Time Train Originations	83%	75%	11	83%	77%	8
On-Time Destination Arrivals	81%	65%	25	80%	67%	19

Dwell (Hours)	24.1	23.3	(3)	24.1	23.0	(5)
Cars-On-Line	218,313	224,460	3	218,586	222,826	2

System Train Velocity (Miles per hour)	21.7	20.0	9	21.7	20.4	6

			Increase
Resources			(Decrease) %
Route Miles	21,190	21,224	-
Locomotives (Owned and long-term leased)	4,108	4,098	-
Freight Cars (Owned and long-term leased)	86,300	92,083	(6)%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Walbridge
Chicago
Stanley
Cleveland
Willard
Greenwich
Cumberland
Curtis Bay
Locust Point
Columbus
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
E. Savannah
Montgomery
Waycross
Baldwin
Mobile
Jacksonville
New Orleans
Tampa
Major Terminals
Coal Network
I-90 Corridor
I-95 Corridor
Southeastern Corridor
CSX Rail Network